EMPLOYMENT AGREEMENT

                  AGREEMENT made this 18th day of October 1996, by and between TOTALNET COMMUNICATIONS INC., a Texas corporation with principal offices at 515 Post Oak Boulevard, Suite 525, Houston, Texas 77027 (the "Corporation"), and MARCIE C. ZLOTNIK, residing at 6015 Lake, Houston, Texas 77005 ("Executive").

                              W I T N E S S E T H :

                  WHEREAS,   the   Corporation   is  to  be   acquired   by  GST
Telecommunications, Inc. ("GST") pursuant to a merger whereby a subsidiary of GST is to be merged with and into the Corporation (the "Merger"); and

                  WHEREAS, it is a condition to the Merger that Executive enter into this Agreement; and

                  WHEREAS, the Corporation and Executive have agreed to modify and formally document their existing employment relationship for their mutual benefit and are desirous of setting out the terms and conditions thereof; and

                  WHEREAS, the Corporation desires to employ Executive, and Executive desires to undertake such employment, effective upon the completion of the Merger, upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. EMPLOYMENT OF EXECUTIVE. The Corporation hereby employs Executive as its Chief Operating Officer to perform such duties on behalf of the Corporation as may from time to time be assigned to her, subject at all times to the control and direction of the Corporation's Board of Directors (the "Board of Directors") and Chief Executive Officer (the "Chief Executive Officer"). Executive may be elected or appointed to such offices of the Corporation or its subsidiaries as may from time to time be determined by the Board of Directors, provided that Executive shall not be entitled to additional compensation for serving in any such offices. Executive's principal place of employment shall be in Houston, Texas. Executive and the Chief Executive Officer shall mutually determine the travel requirements for the performance by Executive of her duties hereunder.

                  2. ACCEPTANCE OF EMPLOYMENT; FULL TIME AND ATTENTION. Executive hereby accepts such employment and agrees that throughout the period of her employment hereunder, she shall devote all of her full time, attention, knowledge and skills, faithfully, diligently and to the best of her ability, in furtherance of the business of the Corporation, its parent corporation, GST Telecommunications, Inc. ("GST") and the subsidiaries of GST (collectively, along with the Corporation and GST, the "GST Companies"), and shall perform the duties assigned to her pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Board of Directors and the Chief Executive Officer. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the GST Companies shall from time to time establish. During the period of her employment hereunder, Executive shall not, except as hereinafter provided, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the GST Companies.

                  3. TERM. Except as otherwise provided herein, the term of Executive's employment hereunder shall commence as of the date hereof and shall continue until September 30, 1998.

                  4. COMPENSATION. As compensation for her services hereunder, the Corporation shall pay to Executive a base salary at the rate of $122,500 per annum during the portion of the term hereof ending September 30, 1997 and at the rate of $134,750 during the remainder of such term, payable in equal installments no less frequently than semi-monthly. Executive shall also be entitled to receive incentive compensation based upon the achievement by the Corporation of certain predetermined operating criteria. Such operating criteria and the related bonus opportunity are set forth on Exhibit A attached hereto. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

                  5. ADDITIONAL BENEFITS. In addition to the compensation payable to Executive under Paragraph 4 above, she (and her family) shall be entitled to participate, to the extent she is (and they are) eligible under the terms and conditions thereof, in any profit sharing, stock option, pension, retirement, hospitalization, insurance, disability, medical service, bonus or other employee benefit plan generally available to the executive officers of the Corporation that may be in effect from time to time during the period of Executive's employment hereunder. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan. To the extent relevant to any such employee benefit plan, Executive shall receive credit for her service with the Corporation prior to the effective date of the Merger.

                  6. REIMBURSEMENT OF EXPENSES. The Corporation shall reimburse Executive in accordance with applicable policies of the Corporation for all expenses reasonably incurred by her in connection with the performance of her duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate receipts or vouchers and approval thereof by the Chief Financial Officer of the Corporation. In addition, the Corporation shall reimburse Executive for continuing professional education costs incurred by Executive in an amount not to exceed $1,500 during any calendar year.

                  7. VACATION. Executive shall be entitled to five weeks' paid vacation in respect of each 12-month period during the term of her employment hereunder, such vacation to be taken at times mutually agreeable to Executive and the Chief Executive Officer. Vacation time shall not be cumulative from one 12-month period to the next, but Executive shall be entitled to receive vacation pay for any vacation time not taken by her.

                  8. RESTRICTIVE COVENANT. In consideration of the Corporation's entering into this Agreement, Executive agrees that during the Restricted Period (as hereinafter defined) she will not (i) directly or indirectly own, manage, operate, join, advise, control, participate in, invest in, finance, lend money to, guarantee the debts or obligations of or otherwise be connected with, in any manner, whether as an officer, director, employee, stockholder, partner, venturer, investor, agent, broker, lender, guarantor or otherwise, any business entity that is engaged (a) in the design, development, construction or operation of alternate access or other telecommunications networks within or without the United States of America (1) in all locations in which any of the GST Companies are doing business at the time of such termination, and (2) in all locations in respect of which any of the GST Companies are actively planning for and/or pursuing a business opportunity at the time of such termination, whether or not the Corporation theretofore has submitted any bids (the locations referred to in clauses (1) and (2) above being hereinafter referred to as the "Restricted Locations"), (b) in the business of providing long distance or other telecommunications services, including, without limitation, reseller services, in any Restricted Locations or
(c) in any other business engaged in by any of the GST Companies in any Restricted Locations on the date of termination of Executive's employment; (ii) for herself or on behalf of any other person, partnership, corporation or entity, directly or indirectly or by action together with others call on any customer of the Corporation in the Restricted Locations for the purpose of soliciting, diverting or taking away any customer from the Corporation; or (iii) directly or indirectly induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, consultant, independent contractor or otherwise by the Corporation, to terminate his or her relationship with the Corporation or retain such person. Nothing contained herein shall be deemed to prohibit Executive from investing her funds, solely on a passive basis, in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding.

                  For the purposes of this Paragraph 8, the term Restricted Period shall mean the period commencing on the date hereof and ending on the earlier of September 30, 1998 or the date of termination of Executive's employment hereunder; provided, however, that if Executive's employment hereunder is terminated prior to September 30, 1998 by the Corporation for Cause (as hereinafter defined) or by Executive otherwise than for Employer Breach, and
(x) such termination occurs on or before March 31, 1998, then the Restricted Period shall end one year after such termination, or (y) if such termination occurs on or after April 1, 1998, then the Restricted Period shall end six months after such termination.

                  Executive acknowledges that the provisions of this Paragraph 8 are reasonable and necessary for the protection of the Corporation and are essential to the willingness of the Corporation to employ Executive, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 8, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  9. CONFIDENTIAL INFORMATION. Executive shall hold in a fiduciary capacity for the benefit of the GST Companies all information, knowledge and data relating to or concerned with their operations, sales, business and affairs, including without limitation, lists of customers and vendors, product and service planning information, financing information, marketing research, business plans, prospects and strategies (the "Confidential Information") and she shall not, directly or indirectly at any time either during the term of this Agreement or after termination of her employment hereunder, use, disclose or divulge any Confidential Information to any person, firm or corporation other than to the GST Companies or their designees and employees, or except as may otherwise be required in connection with the business and affairs of the GST Companies; provided that Executive may use, disclose or divulge Confidential Information that is or becomes generally available to the public through no wrongful act on Executive's part. All originals and copies of all records, reports, documents, lists, drawings, memoranda and notes relating to or containing any Confidential Information are and shall remain the sole and exclusive property of the GST Companies and shall be returned to the Corporation, whether or not requested by it, upon termination for any reason of Executive's employment hereunder.

                  10. EQUITABLE RELIEF. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of her obligations under this Agreement, the Corporation shall not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the GST Companies shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the GST Companies from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

                  11. SURVIVAL OF PROVISIONS. Neither the termination of this Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

                  12. TERMINATION FOR CAUSE. The Corporation shall have the right at any time to terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule by Executive relating to Executive's employment; (ii) Executive being convicted or pleading NOLO CONTENDERE to a felony involving the operation of a motor vehicle or being indicted in a federal or state court for any other type of felony; (iii) Executive, in carrying out her duties and responsibilities under this Agreement, (a) is guilty of willful gross neglect or (b) voluntarily engages in conduct that results in material harm to the

Corporation or any affiliated entity, unless such conduct was reasonably believed by Executive in good faith to be in the best interest of the Corporation, or (iv) by reason of the physical or mental incapacity of Executive, she shall fail to substantially perform her usual and regular duties for the Corporation for a period of 90 consecutive days or for an aggregate of 90 days in any consecutive one-year period. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, as distinguished from an act done carelessly, thoughtlessly or inadvertently.

                  13. TERMINATION FOR EMPLOYER BREACH. Executive may upon written notice to the Corporation terminate this Agreement (a termination for "Employer Breach") in the event of the breach by the Corporation of any material provision of this Agreement and if such breach is susceptible of cure, the failure to effect such cure within 10 days after written notice of such breach is given to the Corporation. For purposes of this Agreement, Employer Breach shall include, without limitation, (i) removal of Executive, without her written consent, from the position of Chief Operating Officer of the Corporation, (ii) a significant diminution in Executive's duties, responsibilities or authority, or the assignment to Executive of duties and responsibilities inconsistent with her position, (iii) a reduction in Executive's base salary or bonus opportunity,
(iv) without her written consent the requirement that Executive relocate her own office location to a location more than 25 miles from the present location of the Corporation's principal office or engage in travel beyond the scope of the travel requirements determined in accordance with Paragraph 1 hereof, or

(v) without her written consent, the imposition upon Executive of additional titles or the addition of duties and responsibilities substantively different than those inherent in her position as Chief Operating Officer.

                  14. TERMINATION BY CORPORATION WITHOUT CAUSE OR BY EXECUTIVE AS A RESULT OF EMPLOYER BREACH. In the event that the Corporation terminates this Agreement otherwise than by reason of Cause or if the Executive shall terminate this Agreement as a result of Employer Breach, the Corporation shall pay to Executive, as liquidated damages, a sum equal to the greater of (i) the total compensation payable to Executive pursuant to Paragraph 4 hereof during the remainder of the term of this Agreement, or (ii) $75,000. If clause (i) above shall be applicable, Executive shall receive the base salary payable pursuant to Paragraph 4 hereof, or if clause (ii) above shall be applicable, Executive shall receive the sum of $75,000, in a single lump sum within 10 days after such termination. Any incentive compensation payable pursuant to Paragraph 4 hereof in the event this Paragraph 14 shall be applicable, shall be payable as and when provided in such Paragraph 4. Any damages due Executive under this Paragraph 14 shall be reduced dollar for dollar by any compensation of any kind paid to Executive, by any subsequent employer or any entity she provides consulting services to, which competes with the business of the Corporation described in Paragraph 8, during the one year period following termination of Executive's employment with the Corporation.

                  15. INSURANCE POLICIES. The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Corporation may reasonably direct, submit herself to such physical examinations on an annual basis (or more frequently) should an insurer or prospective insurer so require, and execute and deliver such documents as the Corporation may deem necessary to obtain such insurance policies.

                  16. ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements or understanding, oral and written, relative to said subject matter. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto.

                  17. NOTICES. Any notice required, permitted or desired to be given to any party hereto pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid to their addresses set forth above, if to the Corporation at its address set forth above, with copies to: GST Telecommunications, Inc., 4317 N.E. Thurston Way, Vancouver, Washington 98662, ATTENTION: Chief Executive Officer, and Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: Stephen Irwin, Esq.

and if to Executive at her address set forth above, with a copy to Baker & Botts L.L.P, One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Attn: Gail W. Stewart, Esq. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 16. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  18. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement, nor any of the rights, interests or obligations hereunder, including the right to receive any payments hereunder, may be transferred or assigned (by operation of law or otherwise) by Executive. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Executive, her heirs, executors and administrators and upon the Corporation, its successors and assigns.

                  19. WAIVERS. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                  20. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  21.      ARBITRATION.

                  (a) Each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this Agreement or in connection with a breach thereof within 10 days after the claimant gives written notice of such controversy or claim to the other party, either party may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, the Corporation and Executive shall each select one arbitrator within 30 days after such demand shall have been given (the "Demand Date") and the two arbitrators, within 45 days thereafter shall select a third arbitrator. If the third arbitrator shall not be selected within 45 days after the Demand Date, either the Corporation or Executive may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Denver, Colorado and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Denver, Colorado as promptly as practicable thereafter under the rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to arbitration. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon such award or decision may be entered in any court having jurisdiction thereof. Each party in such arbitration shall bear its own costs and expenses incurred in such arbitration, provided, however, that the Corporation shall bear the cost of all hotel, meal and transportation expenses reasonably incurred in connection with such arbitration.

                  (b) Notwithstanding the provisions of Section 21(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

                  22. INVALIDITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but each of which when taken together shall constitute one and the same instrument.

                  24. PAYMENT OF PRIOR PERIOD COMPENSATION. Concurrently with the execution and delivery of this Agreement, the Corporation is paying to Executive the sum of $67,875, representing incentive compensation payable to Executive on account of the period January 1, 1996 through September 30, 1996. Upon receipt of such payment by Executive, the Corporation shall have no further obligation to her on account of salary and bonus, incentive and other similar compensation in respect of all periods ending on or prior to the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed on the day and year first above written.


                                   TOTALNET COMMUNICATIONS INC.

                                   By: /s/ Clifford V. Sander
                                       -------------------------
                                       Name:  Clifford V. Sander
                                       Title: Vice President

                                   /s/ Marcie C. Zlotnik
                                   ---------------------
                                      MARCIE C. ZLOTNIK

                                                                       EXHIBIT A

                  For each of the fiscal periods October 1, 1996 through September 30, 1997 and October 1, 1997 through September 30, 1998 (each a "Fiscal Period"), the Corporation shall pay to Executive incentive compensation based upon the achievement by the Corporation of Adjusted EBITDA and Gross Margins as set forth below, provided that Executive is employed by the Corporation on the last day of the applicable Fiscal Period.

                  A. ADJUSTED EBITDA COMPENSATION. If the Corporation achieves Adjusted EBITDA of $50,000 or more, Executive shall receive $20,000 of incentive compensation.

                  B.       GROSS MARGIN COMPENSATION.

                                              Incentive Compensation

                     GROSS MARGIN                  TO EXECUTIVE

at least $2,800,000 but not

more than $2,999,999                                 $20,000

at least $3,000,000 but not

more than 3,299,999                                  $60,000

$3,300,000 or more                                   $100,000



                  C. DEFINITIONS. Adjusted EBITDA shall mean earnings before income taxes, depreciation and amortization, but without deduction of the incentive compensation calculated in accordance with this Exhibit A payable to Executive. Gross margin shall mean gross revenues less cost of goods/services sold.

                  D. PAYMENT OF COMPENSATION. The amount of any incentive compensation to which Executive becomes entitled shall be paid within 120 days after the end of the applicable Fiscal Period.